Exhibit 10.1

American Metals & Coal International, Inc.	First Reserve Corporation
475 Steamboat Road, 2nd Floor	One Lafayette Place
Greenwich, CT 06830	Greenwich, CT 06830
December 8, 2005
VIA FACSIMILE
Alpha Natural Resources, Inc.
406 West Main Street
Abingdon, Virginia 24210
Attention: Michael J. Quillen, President
Facsimile No.: (276) 628-3116
     Re: Amendment to Section 2.2 of Amended and Restated Stockholder Agreement
Dear Mr. Quillen:
     We refer you to that certain Amended and Restated Stockholder Agreement dated as of October 26, 2005 by and among Alpha Natural Resources, Inc., a Delaware corporation (the “ Company ”), the “ FRC Parties ” (as defined therein), the “ AMCI Parties ” (as defined therein), Madison Capital Funding LLC, a Delaware limited liability company (“Madison”) and the “ Employee Stockholders ” (as defined therein) (the “Agreement ”), and that certain letter agreement dated as of October 25, 2005 amending Section 2.2 of the Agreement (the “Share Allocation Letter”).
     By our signatures below, Hans J. Mende in his capacity as the AMCI Representative pursuant to Section 6.12 of the Agreement, and First Reserve Fund IX, L.P. in its capacity as the FRC Representative pursuant to Section 6.13 of the Agreement, hereby further amend Section 2.2 of the Agreement and supersede the Share Allocation Letter as follows:
     1. Solely in connection with the offering of the Company’s Common Stock pursuant to Registration No. 333-129030 (the “Secondary Offering”), notwithstanding the provisions of Section 2.2(b) to the contrary, if the managing underwriter(s) determine in good faith that marketing factors require a limitation of the number of securities to be underwritten in the Secondary Offering, the Company shall so advise all Holders of Registrable Securities that would otherwise be registered and underwritten pursuant thereto, and the managing underwriter(s) may exclude shares of the Registrable Securities as necessary from the registration and the underwriting, with the number of Registrable Securities to be included in the registration and the underwriting allocated in the following manner:
First, to Madison in respect of all Registrable Securities as to which Madison has sought to be included in the Secondary Offering;

Second, with respect to the next 15,151,494 Registrable Securities, 12,151,494 Registrable Securities to the FRC Parties and 3,000,000 Registrable Securities to the AMCI Parties; provided, however, that if the number of securities to be underwritten is less than 15,151,494 after giving effect to the first allocation, then 80% to the FRC Parties and 20% the AMCI Parties; and

Third, with respect to any Registrable Securities in excess of 15,151,494 after giving effect to the first allocation , 80% to the FRC Parties and 20% the AMCI Parties;
it being understood that (i) no Employee Stockholders shall participate in the Secondary Offering and (ii) the AMCI Parties hereby reduce the number of Registrable Securities requested by the AMCI Parties to be included in the Secondary Offering pursuant to the registration request of the AMCI Parties dated October 6, 2005 from 11,351,896 to 3,000,000.
     2. Upon completion of the sale of Registrable Shares in the Secondary Offering, if the AMCI Parties have been allowed by the underwriters to participate therein to the extent of at least 3,000,000 Registrable Securities, then:
     (a) the exception set forth in the proviso to Section 2.2(a) of the Agreement that would otherwise eliminate the Company’s obligation to effect a registration in response to a Demand Notice delivered by the AMCI Parties during the six month period after the sale of Registrable Securities in the Secondary Offering will not be effective, and the Company shall be required to use its best efforts to effect a registration pursuant to the terms of Section 2.2 of the Agreement as soon as practicable after receipt of a Demand Notice from the AMCI Parties pursuant to Section 2.2(a) of the Agreement, provided that the Company shall not be obligated to file a registration statement to effect such registration until at least three months have elapsed from the completion of the sale of Registrable Securities in the Secondary Offering; and
     (b) Section 2.2(d) of the Agreement shall be amended so that the maximum number of registrations that the Company will be required to effect pursuant to Section 2.2(a) on behalf of the AMCI Parties will be one instead of two.
     3. Any further amendment to the Section 2 of the Agreement affecting the AMCI Parties shall require the Company’s prior written consent.
[Signature page follows.]

     This amendment is made pursuant to Section 3.3(a) of the Agreement and is effective from and after the date of this letter. This amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, and facsimile signatures to this amendment shall be valid for all purposes.
     Alpha Natural Resources, Inc.

By:	/s/ Michael J. Quillen Michael J. Quillen, President & Chief Executive Officer
     The AMCI Parties

By:	/s/ Hans J. Mende Hans J. Mende, the AMCI Representative
     The FRC Parties

By:	First Reserve Fund IX, L.P., the FRC Representative
By:	First Reserve GP IX, L.P., its General Partner
By:	First Reserve GP IX, Inc., its General Partner

By:	/s/ Thomas R. Denison Thomas R. Denison, Managing Director

cc:	Leslie A. Grandis, facsimile no.: (804) 698-2069
Thomas R. Denison, facsimile no.: (203) 661-6729
James L. Palenchar, facsimile no.: (303) 592-3140

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